EXHIBIT 3.1N

                        The Commonwealth of Massachusetts

                             William Francis Galvin
                          Secretary of the Commonwealth

                ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

                            ARTICLES OF ORGANIZATION
                              (UNDER G.L. Ch. 156B)

                                    ARTICLE I

                         The name of the corporation is:

                IRON MOUNTAIN RECORDS MANAGEMENT OF BOSTON, INC.


                                   ARTICLE II

                 The purpose of the corporation is to engage in the following business activities:

To engage in any activity in which a corporation may lawfully participate under Chapter 156B of the General Laws of Massachusetts, either alone or in a joint venture or as a partner in a partnership, including the records management and storage business.











Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

                                                    ARTICLE III

The type and classes of stock and the total number of shares and par value, if any, of each type and class of stock which the corporation is authorized to issue is as follows:

         WITHOUT PAR VALUE STOCKS                           WITH PAR VALUE STOCKS
         ------------------------                           ---------------------

        TYPE      NUMBER OF SHARES               TYPE        NUMBER OF SHARES    PAR VALUE
        ----      ----------------               ----        ----------------    ---------
COMMON:                   0                COMMON:
                                                                   1,000           $1.00
PREFERRED:                                 PREFERRED:
                          0                                          0               0


                                   ARTICLE IV

If more than one type, class or series is authorized, a description of each with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each type and class thereof and any series now established.

                                 Not applicable






                                    ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon transfer of shares of stock of any class are as follows:


                                      None









                                   Article VI

Other lawful provisions, if any, of the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholder: (if there are no provisions state "NONE".)

                  See Additional Sheets VI A through VI C.

Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment. ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

The information contained in ARTICLE VIII is NOT a PERMANENT part of the Articles of Organization and may be changed ONLY by filing the appropriate form provided therefor.

                                  ARTICLE VIII

a. The street address of the corporation IN MASSACHUSETTS is: (post office boxes are not acceptable)

         745 Atlantic Avenue, 10th Floor, Boston, Massachusetts 02111

b. The name, residence and post office address (if different) of the directors and officers of the corporation are as follows:

                    NAME                           RESIDENCE                           POST OFFICE ADDRESS
President:          David S. Wendell               12 Mystic Avenue                    745 Atlantic Avenue
                                                   Winchester, MA 01890                Boston, MA 02111
Treasurer:          John P. Lawrence               587 Gay Street                      745 Atlantic Avenue
                                                   Westwood, MA 02090                  Boston, MA 02111
Clerk:              Garry B. Watzke                9 Peter Circle                      745 Atlantic Avenue
                                                   Marblehead, MA 01945                Boston, MA 02111
Director:           C. Richard Reese               203 Hickory Road                    745 Atlantic Avenue
                                                   Weston, MA 02193                    Boston, MA 02111



c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: December

d. The name and BUSINESS address of the RESIDENT AGENT of the corporation, if any, is: NONE


                                   ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF and under the pains and penalties of perjury, I/WE, whose signature(s) appear below as incorporator(s) and whose names and business or residential address(es) ARE CLEARLY TYPED OR PRINTED beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 12th day of July, 1996.

      /s/  Garry B. Watzke
            Garry B. Watzke, Sole Incorporator


Note: If an already-existing corporation is acting an Incorporator, type in the exact name of the corporation, the state or other jurisdiction where is was incorporated, the name of the person signing on behalf of said corporation and the title he/she holds or other authority by which such actions is taken.

                        THE COMMONWEALTH OF MASSACHUSETTS

                            ARTICLES OF ORGANIZATION

                     GENERAL LAWS, CHAPTER 156B, SECTION 12

     -----------------------------------------------------------------------



                           I hereby certify that, upon an examination of these
                  articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $200.00 having been paid, said articles are deemed to have been filed with me this 12th day of July, 1996.


                  Effective date:

                                            /s/ William Francis Galvin


                                              William Francis Galvin
                                           Secretary of the Commonwealth


                  FILING FEE: 1/10 of 1% of the total amount of the authorized capital stock, but not less than $200.00. For the purpose of filing, shares of stock with a par value less than one dollar or not par stock shall be deemed to have a par value of one dollar per share.








                PHOTOCOPY OF ARTICLES OF ORGANIZATION TO BE SENT


                             Garry B. Watzke, Esq.

                             745 Atlantic Avenue, 10th Floor

                             Boston, MA  02111-2735

                  Telephone:_____________________________________

                             CONTINUATION SHEET VI A

                             Other Lawful Provisions

         6. The following additional provisions are hereby established for the management, conduct and regulation of the business and affairs of the Corporation, and for creating, limiting, defining, and regulating the powers of the Corporation and of its Directors and stockholders:

                  (a) The Board of Directors is authorized and empowered from time to time in its discretion to make, amend or repeal the By-laws in part or in whole, except with respect to any provision thereof which by law or the By-laws requires action by the stockholders.

                  (b) The Board of Directors shall have full power and authority to determine the terms and manner of issue, including but not limited to the consideration therefor, and to issue or cause the issue of all shares of capital stock of the Corporation now or from time to time hereafter authorized.

                  (c) Meetings of the stockholders may be held outside The Commonwealth of Massachusetts at such location within the United States as the Board of Directors may determine. The books of the Corporation may be kept (subject to any provision contained in the statutes) at such place or places within The Commonwealth of Massachusetts as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of Directors need not be by ballot unless the By-Laws of the Corporation shall so provide.

                  (d) Any contract, transaction or act of the Board of Directors purporting to be in behalf of the Corporation which shall be authorized, approved or ratified by the holders of a majority of the outstanding shares of the Corporation's stock at any special meeting duly called for that purpose, or at any annual meeting at which a quorum is present or represented, or by their consent in writing, shall be valid and binding as though authorized, approved and ratified by every shareholder of the Corporation.

                  (e) No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, this provision shall not eliminate or limit the liability of a director (i) for any breach of the Director's duty or loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section sixty-one or sixty-two of Chapter 156B or the General Laws, or (iv) for any transaction from which the director derived an improper personal benefit.

            Each person who shall be, or shall have been, a director or officer of the Corporation, or who shall serve, or shall have served, at its request as a director or officer of another corporation, or as trustee or officer of an association or trust in which the

                             CONTINUATION SHEET VI B

Corporation owns stock or shares, or of which the Corporation is a creditor, shall be indemnified by the Corporation against all liabilities and expenses at any time imposed upon or reasonably incurred by him in connection with, arising out of or resulting from any action, suit or proceeding in which he may be involved or with which he may be threatened, by reason of his then serving or theretofore having served as such director, trustee or officer, or by reason of any alleged act or omission by him in any such capacity (including, without limitation, the making of loans to shareholders, if and to the extent performed in conformity with the provisions of these Articles), whether or not he shall be serving as such director, trustee or officer at the time any or all of such liabilities or expenses shall be imposed upon or incurred by him. The matters covered by the foregoing indemnity shall include any amounts paid by any such person in compromise or settlement, if such compromise or settlement shall be approved as in the best interests of the Corporation by resolution of a disinterested majority of the Board of Directors, or by vote of disinterested stockholders, holding a majority of the shares of stock entitled to vote, present or represented at a meeting called for the purpose; but such matters shall not include liabilities or expenses imposed or incurred in connection with any matters as to which such person shall be finally adjudged in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation. The matters covered by the foregoing indemnity shall also include payment by the Corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of final disposition of such action or proceeding, provided, that the Corporation shall have received an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under Section 67 of Chapter 156B of the General Laws.

            Each person who shall be or become a director, trustee or officer as aforesaid shall be deemed to have accepted and to have continued to serve in such office in reliance upon the indemnity herein provided. These indemnity provisions shall be separable, and if any portion hereof shall be finally adjudged to be invalid, such invalidity shall not affect any other portion which can be given effect. These indemnity provisions shall not be exclusive of any other right which any director, trustee or officer may have or hereafter acquire, whether under any by-law, vote of stockholders, agreement, judgment, decree, provision of law, or otherwise, and these indemnity provisions and all other such rights shall be cumulative.

                  (f) No contract or other transaction between the Corporation and any other person, firm or corporation shall, in the absence of fraud, in any way be affected or invalidated, nor shall any officer or director be subject to surcharge with respect to any such contract or transaction, by the fact that such officer or director, or any firm of which any officer or director is a shareholder, officer or director, is a party to, or may be pecuniarily or otherwise interested in, such contract or transaction, provided, that the fact that the individual or such firm or corporation is so interested shall be known to the Board of Directors prior to or shall be disclosed to the Board of Directors at the meeting at which, or prior to the directors' executing their written consents by which, action to authorize, ratify, or approve such contract or transaction shall be taken. Any director of the Corporation may

                             CONTINUATION SHEET VI C
vote upon or give his written consent to any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director or officer of such subsidiary or affiliated corporation.

                  (g) Each director and officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account of the Corporation, reports made to the Corporation by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care by the directors or officers of the Corporation, or upon other records of the Corporation.

                  (h) Except as may be otherwise provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Organization, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  (i) No stockholder shall have any right to examine any property or any books, accounts or other writings of the Corporation if there is reasonable ground for belief that such examination will for any reason be adverse to the interests of the Corporation, and a vote of the directors refusing permission to make such examination and setting forth that in the opinion of the directors such examination would be adverse to the interest of the Corporation shall be prima facie evidence that such examination would be adverse to the interests of the Corporation. Every such examination shall be subject to such reasonable regulations as the directors may establish in regard thereto.

                  (j) The directors may specify the manner in which the accounts of the Corporation shall be kept and may determine what constitutes net earnings, profits and surplus, what amounts, if any, shall be reserved for any corporate purpose, and what amounts, if any, shall be declared as dividends. Unless the Board of Directors otherwise specifies, the excess of the consideration received for any share of capital stock over its par value shall be paid-in surplus. All surplus shall be available for any corporate purpose, including the payment of dividends.

                  (k) The purchase or other acquisition or retention by the Corporation of shares of its own capital stock shall not be deemed a reduction of its capital. Upon any reduction of capital or capital stock, no stockholder shall have any right to demand any distribution from the Corporation, except as and to the extent that the stockholders shall so have provided at the time authorizing such reduction.

                  (l) The Corporation shall have the power to be a partner in any business enterprise which it would have power to conduct by itself.